UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - February 16, 2007

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 1.01	Entry into a Material Definitive Agreement
In February 2007, the Company entered into an Employment Agreements with Richard S. Lochen, Jr., President and CEO. A copy of this agreement is included as Exhibit 10.13 and to this report.

Item 9.01 (c)	Financial Statements and Exhibits
10.13 Employment Agreement between Peoples Financial Services Corp. and Richard S. Lochen, Jr.

 EXHIBIT INDEX

Exhibit		Page Number of Manually Signed Original
10.13	Employment Agreement between Peoples Financial Services Corp. and Richard S. Lochen, Jr	4

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: February 16, 2007		By: Richard S. Lochen, Jr. President & CEO

	/s/	Debra E. Dissinger
Dated: February 16, 2007		By: Debra E. Dissinger Executive Vice President/COO/CRO

	/s/	Joseph M. Ferretti
Dated: February 16, 2007		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: February 16, 2007		By: Frederick J. Malloy Asst. Vice President/Controller